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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ashland Inc. for the registration of 1,312,500 shares of its common stock and to the incorporation by reference therein of our reports dated November 2, 1994, with respect to the consolidated financial statements and schedules of Ashland Inc. (name change from Ashland Oil, Inc.) and subsidiaries, included in its Annual Report (Form 10-K) for the year ended September 30, 1994 filed with the Securities and Exchange Commission.


                                                     Ernst & Young LLP



February 8, 1995